DREYFUS GROWTH OPPORTUNITY FUND, INC.

Certificate of Secretary

The undersigned, Michael A. Rosenberg, Secretary of DREYFUS GROWTH OPPORTUNITY FUND, INC. (the "Fund"), hereby certifies that set forth below is a copy of the resolutions adopted by the Fund's Board authorizing the signing by Mark N. Jacobs, Michael A. Rosenberg, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette Farragher, John B. Hammalian, Kathleen DeNicholas, Robert R. Mullery, and Jeff Prusnofsky on behalf of the proper officers of the Fund pursuant to a power of attorney:

RESOLVED, that each Board member appoints Mark N. Jacobs,
Michael A. Rosenberg, James Bitetto, Joni Lacks Charatan, Joseph
M. Chioffi, Janette E. Farragher, John B. Hammalian, Kathleen
DeNicholas, Robert R. Mullery, and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Fund’s Registration Statement on
N-1A, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof; and it is further

RESOLVED, that any and all amendments to the Fund’s
Registration Statement on Form N-1A may be signed by any one of Mark N. Jacobs, Michael A. Rosenberg, James Bitetto, Joni
Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B.
Hammalian, Kathleen DeNicholas, Robert R. Mullery, and Jeff
Prusnofsky, as the attorney-in-fact for proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such amendments to the Fund’s
Registration Statement, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact might or could do in person; and it is further

RESOLVED, that each of the officers of the Fund, acting alone, hereby is authorized and empowered to do any and all acts and execute and deliver any and all agreements, documents,
instruments and certificates as such officer may deem necessary, appropriate and convenient to carry out the intent and purposes of the foregoing resolutions, such determinations to be conclusively evidenced by the doing of such acts and the execution and delivery of such agreements, documents, instruments and certificates.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 26th day of June, 2007.

/s/ Michael A. Rosenberg
Michael A. Rosenberg
Secretary of the Fund

(SEAL)

DREYFUS GROWTH OPPORTUNITY FUND, INC.